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                                                                    EXHIBIT 99.8

                                VOTING AGREEMENT

      This Voting Agreement, dated January 9, 2003 (this "Agreement"), is entered into by and among Fidelity National Financial, Inc., a Delaware corporation ("Fidelity"), and the holders party hereto (each, a "Holder," and collectively, the "Holders") of the common stock, no par value, of ANFI, Inc., a California corporation ("ANFI") (each of Fidelity and the Holders are sometimes hereinafter referred to individually as a "Party" and, collectively, as the "Parties").

                                R E C I T A L S:

      WHEREAS, simultaneous with the execution and delivery of this Agreement, Fidelity, ANFI and ANFI Merger Sub, Inc., a California corporation and wholly-owned subsidiary of Fidelity ("Merger Sub"), have entered into that certain Agreement and Plan of Merger, dated even date herewith (the "Merger Agreement"), pursuant to which ANFI will be merged with and into Merger Sub, with Merger Sub emerging as the surviving corporation, and

      WHEREAS, the Holders will receive substantial benefit as a result of Fidelity, Merger Sub and ANFI entering into the Merger Agreement and consummating the transactions contemplated thereby, and Fidelity and Merger Sub would not have entered into the Merger Agreement if the Holders had not executed this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein, Fidelity and each Holder hereby agree as follows.

                               A G R E E M E N T:

                                   ARTICLE 1.
                                   DEFINITIONS

      1.1 Definitions

      As used herein, the following terms have the indicated meanings. Capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement.

            (a) "ANFI Share" means any share of the Common Stock, no par value per share, of ANFI.

            (b) "ANFI Shareholders Meeting" means the annual or special meeting of ANFI's shareholders to consider and vote upon the matters set forth in the Proxy Statement/Prospectus.

            (c) "Holder Shares" means (i) the shares of issued and outstanding capital stock of ANFI held of record or beneficially owned by a Holder and (ii) additional shares of capital stock of ANFI acquired of record or beneficially owned by a Holder subsequent to the date of this Agreement and prior to the time of the ANFI Shareholders Meeting.

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            (d) "Merger Agreement" means that certain Agreement and Plan of
Merger, of even date herewith, entered into by and among Fidelity, Merger Sub and ANFI, including all exhibits thereto, and any amendments permitted pursuant to Section 5.1.

            (e) "Merger" means the merger described in the Merger Agreement.

            (f) "Organizational Documents" of an entity means the articles of incorporation, certificate of incorporation, charter, articles of organization or formation, bylaws, operating or partnership agreement or other organizational documents of such entity.

            (g) "Transaction" means each of the transactions contemplated under the Merger Agreement.

                                   ARTICLE 2.
                  REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

      Each Holder, severally and not jointly, represents and warrants to Fidelity regarding itself that the statements contained in this Article 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Effective Time as though made then.

      2.1 Status of Certain Holders

      If the Holder is not an individual, the Holder is an entity duly created, formed or organized, validly existing, and in good standing under the laws of the jurisdiction of its creation, formation, or organization.

      2.2 Power and Authority; Enforceability

      If the Holder is not an individual, the Holder has the power and authority to execute and deliver this Agreement. If the Holder is an individual, the Holder is an adult of sound mind and is not executing and delivering this Agreement under duress, and otherwise has the requisite competence and authority to so execute and deliver this Agreement. The Holder has taken the action necessary to authorize the execution and delivery of this Agreement and the performance of such Holder's obligations hereunder. This Agreement has been duly authorized, executed and delivered by, and is enforceable against, the Holder.

      2.3 No Violation

      The execution, delivery, and performance of this Agreement by the Holder will not (a) breach any law or order to which the Holder is subject and, if the Holder is not an individual, any provision of the Holder's Organizational Documents, (b) breach any contract, order or permit to which the Holder is a party or by which the Holder is bound or to which any of the Holder's assets are subject or (c) require the consent of any third party.

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      2.4 Shares; Holder Information

      The Holder holds of record or owns beneficially the number of ANFI Shares set forth next to such Holder's name on the signature page hereto. The Holder represents that it is not party to any contract or subject to any law or court order that requires the Holder to sell, transfer, or otherwise dispose of any capital stock of ANFI, or prevents the Holder from executing or delivering this Agreement or performing its obligations hereunder.

      2.5 Accuracy of Representations and Warranties

      The Holder understands and acknowledges that Fidelity is entering into the Merger Agreement in reliance upon the Holder's execution and delivery of this Agreement and performance of the Holder's obligations hereunder.

                                   ARTICLE 3.
                      AGREEMENT TO VOTE IN FAVOR OF MERGER

      Each Holder, severally and not jointly, covenants with Fidelity for itself as follows.

      3.1 Voting of Shares

            (a) The Holder will attend the ANFI Shareholders Meeting, and any adjournment thereof, in person or by proxy.

            (b) The Holder agrees to vote (or cause to be voted) all of its Holder Shares at the ANFI Shareholders Meeting (i) in favor of the Merger, the Merger Agreement and any actions required in furtherance of the Merger as set forth in the Merger Agreement, (ii) against any action or agreement that is reasonably likely to result in breach in any material respect of any covenant, representation or warranty, or any other obligation of ANFI or the Holder pursuant to this Agreement and (iii) against any competing Acquisition Proposal (as such term is defined in the Merger Agreement).

      3.2 Transfer; Additional Shares

            (a) Except as expressly permitted by this Agreement, or required by law or court order, the Holder shall not: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of its Holder Shares or any interest therein, (ii) grant any proxies or powers of attorney or deposit any Holder Shares into a voting trust or enter into a voting agreement with respect to any Holder Shares or (iii) take any action that would make any representation or warranty of the Holder contained herein materially incorrect or have the effect of preventing or disabling the Holder from performing any of its obligations under this Agreement; provided, however, if the Holder is an individual, he or she may transfer Holder Shares (or any securities convertible into, exercisable for, or exchangeable for Holder Shares) by gift, will, or intestate succession to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family (for purposes of this paragraph, "immediate family" shall mean spouse, domestic partner, lineal descendant, father, mother, brother or sister of the transferor) so long as the transferee agrees in writing to be bound by the terms of this Agreement.

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            (b) Without limiting the provisions of the Merger Agreement, this
Agreement will apply to the Holder Shares at the time the Holder becomes the record owner thereof or becomes entitled under applicable law to vote or direct the voting of such shares, as though they were ANFI Shares as of the date of this Agreement. While this Agreement is in effect, the Holder will promptly notify Fidelity of the number of new ANFI Shares as to which the Holder acquires record title or to which the Holder becomes entitled under applicable law to vote or direct the voting thereof.

      3.3 Revocation of Other Proxies

      To the extent inconsistent with the foregoing provisions of this Article 3 or the other provisions of this Agreement, the Holder hereby revokes any and all previous proxies with respect to its Holder Shares.

      3.4 Grant of Proxy

      The Holder hereby appoints William P. Foley, II and Tom D. Le, or either of them, its proxy to vote all of its Holder Shares at the ANFI Shareholders Meeting (including any adjournments and postponements thereof) in accordance with Section 3.1(b) and to execute and deliver any written consents to fulfill the Holder's obligations pursuant to this Agreement; provided, however, that such appointment shall remain in effect only if this Agreement has not been terminated pursuant to Section 5. This proxy is coupled with an interest and is irrevocable until the earlier of the effectiveness of the Merger and the date the Merger Agreement is terminated according to its terms.

                                   ARTICLE 4.
                              PRE-CLOSING COVENANTS

      Fidelity and each Holder, severally and not jointly, for itself, further agree as follows with respect to the period between the execution of this Agreement and the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms:

      4.1 General

      The Holder will use its commercially reasonable efforts to take all actions and to do all things necessary to consummate, make effective, and comply with the terms of this Agreement.

      4.2 Publicity

      Neither the Holder nor its Affiliates will issue any press release or other public announcement related to this Agreement or the Merger without Fidelity's prior written approval.

      4.3 Competing Acquisition Proposals

      The Holder (a) shall immediately cease any existing discussions or negotiations, if any, with any Persons with respect to any Acquisition Proposal,
(b) shall not, directly or indirectly, initiate, solicit or knowingly encourage (including, without limitation, by way of furnishing any information or assistance), or take any other action to knowingly facilitate, any Acquisition Proposal and (c) shall promptly notify Fidelity of any written Acquisition Proposal received by the Holder.

      4.4 Notice of Developments

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      The Holder will give prompt written notice to Fidelity of any development occurring after the date of this Agreement that causes, or reasonably could be expected to cause, a breach by the Holder of any of the representations and warranties in Article 2. No disclosure by the Holder under this Section 4.4 will be deemed to amend this Agreement or to prevent or cure any misrepresentation or breach of representation, warranty, or covenant.

                                   ARTICLE 5.
                                   TERMINATION

      5.1 Termination of Agreement

      This Agreement will automatically terminate upon the earlier to occur of
(a) the termination of the Merger Agreement in accordance with the terms of the Merger Agreement and (b) the Effective Time.

      5.2 Effect of Termination

      Except for the obligations under this Article 5 and Article 6 below, if this Agreement is terminated under Section 5.1 above, then, except as provided in this Section 5.2, all further obligations of the Parties under this Agreement will terminate.

                                   ARTICLE 6.
                                  MISCELLANEOUS

      6.1 Entire Agreement

      This Agreement, together with the exhibits and any attachments hereto and the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the Parties hereto and supersedes all prior agreements and understandings with respect to the subject matter hereof.

      6.2 Successors

      All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors.

      6.3 Specific Performance

      Each Party acknowledges and agrees that the other Parties would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each Party agrees that the other Parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, subject to Section 6.6.

      6.4 Limitation of Liability

      The Holder shall be severally but not jointly responsible for its obligations hereunder. The

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only remedies available to Fidelity in the event that the Holder is determined by a court of competent jurisdiction to have breached its obligations hereunder are (a) specific performance pursuant to Section 6.3 or (b) money damages not to exceed the fair market value of the Holder's ANFI Shares at the time of execution of this Agreement.

      6.5 Counterparts

      This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

      6.6 Headings

      The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

      6.7 Governing Law

      This Agreement and the performance of the obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of law principles.

      6.8 Amendments and Waivers

      No amendment, modification, replacement, termination or cancellation of any provision of this Agreement will be valid with respect to Fidelity or a Holder unless the same will be in writing and signed by each of Fidelity and each Holder to be bound by such amendment, modification, replacement, termination or cancellation. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

      6.9 Severability

      Any provision of this Agreement that is invalid, unenforceable or illegal in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such invalidity, unenforceability, or illegality without affecting the remaining provisions hereof and without affecting the validity, enforceability or legality of such provision in any other jurisdiction.

      6.10 Notices

      All notices, requests and other communications to any Party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

      if to Fidelity, to:           Fidelity National Financial, Inc.
                                    4050 Calle Real, Suite 200
                                    Santa Barbara, California, 93110
                                    Attention: Marlan Walker

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       with a copy to:              Stradling Yocca Carlson & Rauth
                                    660 Newport Center Drive, Suite 1600
                                    Newport Beach, California 92660
                                    Attention: C. Craig Carlson, Esq.
                                    Facsimile: (949) 725-4100

       if to a Holder, to:          the address set forth on the
                                    applicable signature page hereto.

or such other address or facsimile number as such Party may hereafter specify for the purpose by notice to the other Parties hereto. Each such notice, request or other communication shall be effective upon receipt.

      6.11 Expenses

      Except as otherwise expressly provided in this Agreement, each Party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transactions. Holders agree that the Fidelity has not borne nor will bear any costs and expenses (including any legal fees and expenses of any Holder Party) in connection with this Agreement or any of the Transactions.

           [The remainder of this page is intentionally left blank.]

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      IN WITNESS WHEREOF, the Parties have executed this Voting Agreement on the date first above written.

                                  FIDELITY NATIONAL FINANCIAL, INC.


                                  By:
                                            -----------------------------------
                                  Print Name:
                                             ----------------------------------
                                  Its:
                                            -----------------------------------
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                                  HOLDER


                                  ---------------------------------------------
                                  Print Name:
                                              ---------------------------------

                                  No. of ANFI Shares Held:
                                                            -------------------

                                  Notice Information:

                                  Address:

                                  ---------------------------------------------

                                  ---------------------------------------------

                                  ---------------------------------------------

                                  Attention:
                                            -----------------------------------
                                  Facsimile:
                                            -------------------------

                                  with a copy to:

                                  Address:

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                                  ---------------------------------------------

                                  ---------------------------------------------
                                  Attention:
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                                  Facsimile:
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                    HOLDER SIGNATURE PAGE TO VOTING AGREEMENT
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                                  HOLDER


                                  ---------------------------------------------
                                  Print Name:
                                              ---------------------------------

                                  No. of ANFI Shares Held:
                                                            -------------------

                                  Notice Information:

                                  Address:

                                  ---------------------------------------------

                                  ---------------------------------------------

                                  ---------------------------------------------
                                  Attention:
                                            -----------------------------------
                                  Facsimile:
                                            -------------------------

                                  with a copy to:

                                  Address:

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                                  ---------------------------------------------

                                  ---------------------------------------------
                                  Attention:
                                            -----------------------------------
                                  Facsimile:
                                            -----------------------------------


                    HOLDER SIGNATURE PAGE TO VOTING AGREEMENT
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                                  HOLDER


                                  ---------------------------------------------
                                  Print Name:
                                              ---------------------------------

                                  No. of ANFI Shares Held:
                                                            -------------------

                                  Notice Information:

                                  Address:

                                  ---------------------------------------------

                                  ---------------------------------------------

                                  ---------------------------------------------
                                  Attention:
                                            -----------------------------------
                                  Facsimile:
                                            -------------------------

                                  with a copy to:

                                  Address:

                                  ---------------------------------------------

                                  ---------------------------------------------

                                  ---------------------------------------------
                                  Attention:
                                            -----------------------------------
                                  Facsimile:
                                            -----------------------------------


                    HOLDER SIGNATURE PAGE TO VOTING AGREEMENT
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                                  HOLDER


                                  ---------------------------------------------
                                  Print Name:
                                              ---------------------------------

                                  No. of ANFI Shares Held:
                                                            -------------------

                                  Notice Information:

                                  Address:

                                  ---------------------------------------------

                                  ---------------------------------------------

                                  ---------------------------------------------
                                  Attention:
                                            -----------------------------------
                                  Facsimile:
                                            -------------------------

                                  with a copy to:

                                  Address:

                                  ---------------------------------------------

                                  ---------------------------------------------

                                  ---------------------------------------------
                                  Attention:
                                            -----------------------------------
                                  Facsimile:
                                            -----------------------------------


                    HOLDER SIGNATURE PAGE TO VOTING AGREEMENT